SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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BIOCRYST PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
MAY 15, 2002

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 15, 2002 at 3:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect three (3) directors to serve for a term of three years and until their successors are duly elected and shall be qualified.

2.	To amend the Company’s Employee Stock Purchase Plan in the manner described in the accompanying Proxy Statement.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 is enclosed, but is not deemed to be part of the official proxy soliciting materials. Stockholders failing to receive a copy of the Annual Report may obtain one by writing to the Secretary of the Company at the address stated above.

Please review carefully the accompanying Proxy and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS W. Randall Pittman, Secretary

Birmingham, Alabama
April 3, 2002

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) for the Annual Meeting of Stockholders of the Company to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 15, 2002 at 3:00 p.m., Central Daylight Time, and any adjournment thereof (the “Meeting”) and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted FOR the election of all nominees for director of the Company, FOR the proposal to amend the Company’s Employee Stock Purchase Plan in the manner described in this Proxy Statement and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 19, 2002 (the “Stockholders”) will be entitled to notice of and to vote at the Meeting. At March 19, 2002, there were 17,636,465 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining the presence of a quorum but as described below, such broker non-votes will not have any effect upon the election of directors at the Meeting.

The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to increase the number of shares available for issuance under the Company’s Employee Stock Purchase Plan as described in the Proxy Statement and to amend other provisions thereof. Accordingly, abstentions and broker non-votes with respect to the proposal to increase the number of shares available for issuance under the Employee Stock Purchase Plan and to amend other provisions thereof will have the same effect as a vote against the proposal to amend the Employee Stock Purchase Plan.

The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, telephone, internet, telegraph or letter. The Company will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock. This Proxy Statement and the accompanying form of proxy card are first being mailed to Stockholders on or about April 3, 2002.

1.	ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the number of directors shall be determined by resolution of the Board but shall consist of not less than six (6) nor more than twelve (12) members. The Board has by resolution established the number of directors of the Company at nine (9). It is proposed to elect three (3) directors to serve until the annual meeting of stockholders in 2005, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than three persons. It is intended that shares represented by the Board’s proxies will be voted FOR the election of the three persons listed for terms expiring in 2005:

Name	Age	Position(s) with the Company	Served as Director Since
NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2005

William W. Featheringill	59	Director	1995
Joseph H. Sherrill, Jr.	61	Director	1995
William M. Spencer, III	81	Director	1986

The following persons shall continue to serve as Directors for the terms indicated:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2003

J. Claude Bennett, M. D.	68	President, Chief Operating Officer, Medical Director and Director	1997
Zola P. Horovitz, Ph.D.	67	Director	1994
Randolph C. Steer, Ph.D.	52	Director	1993

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2004

Charles E. Bugg, Ph.D.	60	Chairman, Chief Executive Officer and Director	1993
Edwin A. Gee, Ph.D.	82	Director	1993
John A. Montgomery, Ph.D.	77	Director	1989

William W. Featheringill was elected a Director in May 1995. Mr. Featheringill is Chairman of the Board, since June 1995, of Electronic Healthcare Systems, a software company, and President, Chief Executive Officer and Director, since 1973, of Private Capital Corporation, a venture capital company. Mr. Featheringill was Chairman and Chief Executive Officer of MACESS Corporation, which designs and installs paperless data management systems for the managed care industry, from 1988 to November 1995. MACESS Corporation merged with Sungard Data Systems in late 1995. From 1985 to December 1994, Mr. Featheringill was the developer, Chairman and President of Complete Health Services, Inc., a health maintenance organization which grew, under his direction, to become one of the largest HMOs in the southeastern United States. Complete Health Services, Inc. was acquired by United HealthCare Corporation in June 1994.

Joseph H. Sherrill, Jr., was elected a Director in May 1995. Mr. Sherrill served as President of R. J. Reynolds (“RJR”) Asia Pacific, based in Hong Kong, where he oversaw RJR operations across Asia, including licensing, joint ventures and a full line of operating companies from August 1989 to his retirement in October 1994. Prior management positions with RJR included Senior Vice President of Marketing for R.J. Reynolds International, President and Chief Executive Officer of R.J. Reynolds Tabacos de Brazil, and President and General Manager of R.J. Reynolds Puerto Rico.

William M. Spencer, III, has been a Director of the Company since its inception. Mr. Spencer, who is retired, is also a private investor in Birmingham, Alabama. Mr. Spencer is a Founder of the Company, and served as Chairman of the Board of the Company from its founding in 1986 until April 1992. He co-founded and operated Motion Industries from 1946 through its merger into Genuine Parts Company in 1976. He has founded several businesses and has served on the Boards of Directors of numerous private corporations.

J. Claude Bennett, M.D., was named President and Chief Operating Officer in December 1996 and elected a Director in January 1997. Since 2001, Dr. Bennett has also served as the Company’s Medical Director. Prior to joining the Company, Dr. Bennett was President of The University of Alabama at Birmingham (“UAB”) from October 1993 to December 1996 and Professor and Chairman of the Department of Medicine of UAB from January 1982 to October 1993. Dr. Bennett served on the Company’s Scientific Advisory Board from 1989-96. He is a former co-editor of the Cecil Textbook of Medicine and former President of the Association of American Physicians. He is a member of the Scientific Advisory Committee of the Massachusetts General Hospital and continues to hold the position of Distinguished University Professor Emeritus at UAB, a position he has held since January 1997.

Zola P. Horovitz, Ph.D., was elected a Director in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves on the Boards of Directors of 3-Dimensional Pharmaceuticals, Inc., Avigen, Inc., Diacrin, Inc., Geneara Pharmaceuticals, Inc., Palatin Technologies, Inc., and Synaptic Pharmaceutical Corp.

Randolph C. Steer, M.D., Ph.D., was elected a Director in February 1993. Dr. Steer has been an independent pharmaceutical and biotechnology consultant since 1989, having a broad background in business development, medical marketing and regulatory affairs. He was formerly Chairman, President and CEO of Advanced Therapeutics Communications International, a leading drug regulatory group, and served as associate director of medical affairs at Marion Laboratories, and medical director at Ciba Consumer Pharmaceuticals. Dr. Steer serves on the Boards of Directors of Techne Corporation and several privately held companies.

Charles E. Bugg, Ph.D., was named Chairman of the Board, Chief Executive Officer and Director of the Company in November 1993 and President in January 1995. Dr. Bugg relinquished the position of President in December 1996 when Dr. Bennett joined the Company in that position. Prior to joining the Company, Dr. Bugg had served as the Director of the Center for Macromolecular Crystallography, Associate Director of the Comprehensive Cancer Center and Professor of Biochemistry at The University of Alabama at Birmingham (“UAB”) since 1975. He was a Founder of the Company and served as the Company’s first Chief Executive Officer from 1987-1988 while on a sabbatical from UAB. Dr. Bugg also served as Chairman of the Company’s Scientific Advisory Board from January 1986 to November 1993. He continues to hold the position of Professor Emeritus in Biochemistry and Molecular Genetics at UAB, a position he has held since January 1994.

Edwin A. Gee, Ph.D., was elected a Director in August 1993. Dr. Gee, who retired in 1985 as Chairman of the Board and Chief Executive Officer of International Paper Company, has been active as an executive in biotechnology, pharmaceutical and specialty chemical companies since 1970. He is Chairman Emeritus and a director of OSI Pharmaceuticals, Inc., one of the leading biotechnology companies for the diagnosis and treatment of cancer.

John A. Montgomery, Ph.D., was a Founder of BioCryst and has been a Director since November 1989. Until his retirement as an officer on January 31, 2002, he was the Secretary and Chief Scientific Officer since joining the Company in February 1990. He was Executive Vice President from February 1990 until May 1997, at which time he was named Senior Vice President. Prior to joining the Company, Dr. Montgomery served as Senior Vice President of Southern Research Institute (“SRI”) of Birmingham from January 1981 to February 1990. He continues to hold the position of Distinguished Scientist at SRI, a position he has held since February 1990.

Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

Committees of the Board

The Company has an Audit Committee consisting of Messrs. Featheringill, Gee and Spencer that is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be the Company’s auditors and reviews the audit plan, financial statements and audit results. The Audit Committee held one meeting in 2001. The Audit Committee members are “independent” directors as defined by NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which accompanied the proxy statement for the Company’s 2001 Annual Meeting of Stockholders as Appendix A thereto.

The Company has a Compensation Committee consisting of Messrs. Featheringill, Gee and Spencer. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs and is authorized to award options under the Company’s 1991 Stock Option Plan. The Compensation Committee held two meetings during 2001.

The Company has a Nominating Committee comprised of all outside directors with terms not expiring in the current year for which the Nominating Committee will be nominating persons for election or reelection as directors. The Nominating Committee held one meeting during 2001. The Nominating Committee will consider nominees recommended in writing, including biographical information and personal references, by stockholders to the same extent as nominees recommended by management. Nominations for 2003 must be received by the Nominating Committee by December 5, 2002.

During 2001, the Board held ten (10) meetings. Each member of the Board attended at least 75% of the meetings of the Board and of the committees of the Board of which he is a member.

Director Compensation

Directors who are officers of the Company do not receive any additional compensation for their services as a director. Non-employee directors do not receive a separate fee for attending Board or committee meetings, but are reimbursed for expenses incurred in attending Board or committee meetings and while representing the Company in conducting certain business. Prior to October 2000, individuals who first became non-employee Board members, at the time of commencement of Board service, received a grant of options to purchase 40,000 shares (25,000 shares prior to May 1997) pursuant to the automatic option grant program under the Company’s 1991 Stock Option Plan. At the fourth anniversary of the original option grant, and on each successive fourth anniversary thereafter, each non-employee director was automatically issued an additional option to purchase 40,000 shares. In October 2000, the Board amended the plan to provide for each non-employee director to receive automatic grants of options to purchase 10,000 shares annually, beginning in the year in which their next respective fourth anniversary of their last grant occurs. Also, the plan was amended to provide that individuals who first become non-employee Board members receive an initial grant of options to purchase 10,000 shares. Options for the initial 40,000 shares, granted prior to the amendment in October 2000, vest 25% after one year and 1/48 per month thereafter until fully vested after four years. After the amendment to the plan, the grants for 10,000 shares are 100% vested after one year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Featheringill, Dr. Gee and Mr. Spencer. There are no Compensation Committee interlocks.

2.	APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN.

In May 1995, the Company’s stockholders approved the Company’s Employee Stock Purchase Plan (the “ESP Plan”). As initially adopted, a total of 200,000 shares of Common Stock were reserved for issuance under the ESP Plan. As of March 1, 2002, 168,408 shares had been issued, leaving a total of 31,592 shares available for future purchase under the ESP Plan.

Proposal

On February 4, 2002, the Board of Directors adopted, subject to stockholder approval, an amendment to the ESP Plan to add 200,000 shares to the number of shares authorized for issuance under the ESP Plan, bringing the total number of shares of Common Stock subject to the ESP Plan to 400,000. When added to the remaining shares available for issuance under the ESP Plan, the increase will result in a total of 231,592 shares being available for future employee purchases under the ESP Plan, subject to adjustment in the event of a change in capital structure of the Company (as discussed below). The amendment to the ESP Plan adopted by the Board of Directors also eliminates the current January 2005 termination date for the ESP Plan. With the elimination of the January 2005 termination date, the ESP Plan will expire upon the earlier of (i) the date on which all shares available for issuance under the ESP Plan shall have been sold pursuant to purchase rights exercised under the ESP Plan or (ii) the date on which all purchase rights are exercised in connection with an Acquisition (as defined below). Notwithstanding the date of termination determined by the preceding sentence, the Board of Directors may act to terminate the ESP Plan at the end of any Purchase Period (as defined below) under the ESP Plan.

The Board of Directors believes that the approval of the amendment to the ESP Plan is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares for issuance under the ESP Plan and the ability of eligible employees to acquire a proprietary interest in the Company is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

Summary of the Employee Stock Purchase Plan

The following summary of the ESP Plan does not contain all of the terms and conditions of the ESP Plan, and is qualified in its entirety by the specific language of the ESP Plan as amended to increase the number of shares authorized for issuance thereunder and eliminate the January 2005 termination date. Any stockholder who wishes to obtain a copy of the ESP Plan may do so by written request to the Secretary, BioCryst Pharmaceuticals, Inc., 2190 Parkway Lake Drive, Birmingham, Alabama 35244.

General

Purposes. The ESP Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the ESP Plan is to allow eligible employees of the Company to subscribe for and purchase shares of the Company’s Common Stock directly from the Company at a discounted price through payroll deductions and to provide an incentive for continued employment.

Administration. The ESP Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Subject to the specific provisions of the ESP Plan, all questions of interpretation or application of the ESP Plan are determined by the Committee and its decisions are final, conclusive and binding upon all participants. The Company pays all administrative expenses of the ESP Plan.

Amendment and Discontinuance. Following the end of any Purchase Period, the Board may alter, amend, suspend or discontinue the ESP Plan. However, the Board may not take the following actions with respect to the ESP Plan without receiving the prior approval of the stockholders, except for permissible adjustments in the event of certain changes in the Company’s capitalization: (i) materially increase the number of shares of Common Stock issuable under the ESP Plan or the maximum number of shares purchasable per participant on any one purchase date; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the ESP Plan; or (iii) materially increase the benefits accruing to participants under the ESP Plan or materially modify the requirements for eligibility to participate in the ESP Plan. Unless earlier terminated by the Board, shares of Common Stock will be offered for purchase under the ESP Plan until the earlier of (i) the date on which the maximum number of shares of Common Stock available for issuance under the ESP Plan shall have been purchased or (ii) the date on which all purchase rights are exercised in connection with an Acquisition (as defined below).

Eligibility and Participation

Employees (including officers and employee directors) who are employed by the Company or any participating subsidiary on a basis which requires such employee to work more than twenty (20) hours per week for more than five (5) months per calendar year at the commencement of each six-month purchase period (a “Purchase Period”), are eligible to participate in the ESP Plan, subject to certain limitations imposed by the Code and certain other limitations set forth in the ESP Plan. No purchase rights will be granted to any employee who, immediately after the grant of such right, would own (or otherwise hold options or other rights to purchase) stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or any parent or subsidiary corporation.

As of March 1, 2002, approximately 76 employees were eligible to participate in the ESP Plan, and approximately 46 employees were participating. Participants participate in the ESP Plan by electing payroll deductions on or prior to the commencement of a Purchase Period that accumulate to purchase shares of Common Stock. The actual benefits, if any, to participants in the ESP Plan are not determinable prior to the purchase of shares thereunder as the value, if any, of such shares to their holders is represented by the difference between the market price of a share of Company Common Stock on the date of purchase and the purchase price of the shares, as described below.

Purchase Periods and Payroll Deductions

Purchase Periods run from the first business day of February to the last business day of July and from the first business day in August to the last business day of the next succeeding January in each year. Eligible employees may elect to participate in the ESP Plan on or prior to the start date of any Purchase Period. An eligible employee electing to participate may authorize payroll deductions in integral multiples of 1% of the base salary paid to such participant during the Purchase Period up to a maximum of 15% of base salary. The participant may decrease his rate of payroll deduction one time during any Purchase Period, but cannot increase the rate of deduction during the Purchase Period. Any elections to increase the rate of deduction will take effect at the beginning of the next Purchase Period. A participant may, at any time prior to the last day of the Purchase Period, terminate his right to purchase shares of Common Stock at the end of the Purchase Period, and no further payroll deductions will be collected from the participant during that Purchase Period. Payroll deductions accumulated in the participant’s account shall, at the participant’s election, be immediately refunded to the participant or held for the purchase of shares on the last day of the next Purchase Period. Terminating participants who fail to make an election with respect to accumulated payroll deductions shall be refunded such deductions as soon as possible.

Payroll deductions are credited to accounts established in each participant’s name on the books of the Company. No interest accrues on payroll deductions credited to such accounts during the Purchase Period. On the last business day of each Purchase Period, the amount in each participant’s account is used to purchase whole shares of Common Stock of the Company on such purchase date. Any amount remaining in the participant’s account will be carried over to the next Purchase Period, except for amounts not applied to the purchase of Common Stock because the limitations on the number of shares purchasable per participant is exceeded, which amounts will be promptly refunded to the participant after the purchase date. A participant will not acquire any stockholder rights with respect to purchase rights under the ESP Plan until shares of Common Stock are actually purchased for such participant at the end of each Purchase Period. During a participant’s lifetime, rights to purchase shares of Common Stock pursuant to the ESP Plan shall be exercisable only by the participant.

Purchase Price and Amount of Common Stock Purchased

The purchase price per share for which shares of Common Stock will be sold at the end of a Purchase Period under the ESP Plan is the lesser of (i) 85% of the “fair market value” per share of the Common Stock on the start date of the Purchase Period or (ii) 85% of the “fair market value” per share of Common Stock on the purchase date. For purposes of the ESP Plan, the “fair market value” per share on any relevant date under the ESP Plan will be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market System, if, at the time, the Common Stock is traded on the Nasdaq National Market, or the closing selling price per share of the Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted on the composite tape of transactions on such exchange, if at the time the Common Stock is listed on any stock exchange. In either case, if there is no closing selling price for the Common Stock on the date in question, then the “fair market value” shall be the closing selling price on the immediately preceding date for which such quotation exists.

The maximum number of shares which a participant may purchase on any purchase date may not exceed 3,000 shares of Common Stock (subject to adjustment in the event of a change in the capital structure of the Company as discussed below). In addition, a participant may not purchase shares at a rate in excess of $25,000 worth of Common Stock (determined on the basis of the fair market value of the Common Stock on the start date of the Purchase Period) for each calendar year.

Mergers, Acquisitions and Other Corporate Transactions

In the event of certain acquisitions of the Company by merger or asset purchase (an “Acquisition”), all payroll deductions for the Purchase Period in which such Acquisition occurs will automatically be applied to the purchase of Common Stock immediately prior to the effective date of the Acquisition, subject to the limitations on purchase during any Purchase Period. The purchase price of such shares will be 85% of the lesser of (i) the “fair market value” of the Common Stock on the start date of the Purchase Period or (ii) the “fair market value” of the Common Stock immediately prior to the Acquisition. The Company will provide at least ten (10) days notice prior to any such Acquisition to each participant, and each participant will have the right to terminate participation in the ESP Plan at any time prior to the effective date of the Acquisition should a participant not wish to have shares purchased in connection with the Acquisition.

In the event of any stock split, common stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration by the Company, the number of shares of Common Stock issuable under the ESP Plan and any outstanding purchase rights (and the price per share in effect under any such purchase right) is subject to adjustment in order to prevent the dilution or enlargement of benefits under the ESP Plan and such purchase rights.

Termination of Employment or Loss of Eligibility

If a participant’s employment terminates for any reason, including death or permanent disability, or the participant otherwise loses his status as an eligible employee, then all payroll deductions for the Purchase Period in which employment terminates or eligibility is lost are automatically refunded to the participant or his personal representative.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the ESP Plan to participants and to the Company. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. All participants should seek tax advice when they participate in the ESP Plan. The ESP Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Tax Treatment of Participants. Under plans which qualify as “employee stock purchase plans,” no taxable income is recognized by the participant either upon receipt of the purchase right at the time of entry into the Purchase Period or, for purchases made before January 1, 2003, upon the actual purchase of shares on each purchase date. All tax consequences with respect to such purchases are deferred until the participant disposes of the shares. A disposition of shares generally includes any transfer of legal title, whether by sale, exchange or gift, but does not include a transfer to a participant’s spouse or a transfer to joint ownership if the participant remains one of the joint owners, or a transfer into the participant’s brokerage account. The participant’s federal income tax liability will depend on whether the participant makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the participant has held the shares for (i) more than two years after the start date of the Purchase Period and (ii) more than one year after the actual purchase date. A disqualifying disposition is any sale or other disposition which is made prior to the satisfaction of either of these two minimum holding period requirements, however, if a participant dies while owning the shares, the transfer of the shares upon death will generally be considered a qualifying disposition. With respect to a qualifying disposition, a participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of the qualifying disposition exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the Purchase Period in which those shares were purchased. Any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price the participant paid for the shares, there will be no ordinary income, and any loss recognized will be a long-term capital loss. With respect to a disqualifying disposition, a participant will recognize ordinary income in the year of such disposition equal to the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price paid for the shares. Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares are held for more than one year from the date of purchase.

Pursuant to proposed regulations issued by the Department of Treasury on November 14, 2001, the foregoing rules would be changed for purchases of shares under the ESP Plan that take place after December 31, 2002. If these proposed regulations become final, a participant who purchases shares under the ESP Plan after December 31, 2002 will be deemed to have received wages in an amount equal to the excess of the fair market value of the shares, determined at the time of purchase, over the purchase price paid for the shares, for purposes of the Federal Insurance Contributions Act (FICA) tax and the Federal Unemployment Tax Act (FUTA) tax. The Company would be required to withhold from the participant’s wages appropriate amounts for FICA and FUTA (but not for income tax withholding). Under the proposed regulations, the IRS has proposed special procedures whereby the Company and participants may satisfy these new withholding obligations.

Tax Treatment of the Company. When a participant recognizes ordinary income upon making a disqualifying disposition, the Company will generally be entitled to a tax deduction in the amount of the ordinary income. In all other cases, no deduction is allowed the Company.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to increase the maximum aggregate number of shares purchasable under the ESP Plan from 200,000 to 400,000 and to eliminate the January 2005 termination date. Abstentions will be considered shares entitled to vote in the tabulation of the votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid by the Company during the 2001, 2000, and 1999 fiscal years to the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers whose annual salary and bonus for the 2001 fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards-Securities
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation (3)	Underlying Options

Charles E. Bugg, Ph.D.	2001	$381,576		$ 0	$8,500	56,700
Chairman and	2000	355,465		60,000	8,250	55,000
Chief Executive Officer	1999	279,120		80,000	8,000	53,300

J. Claude Bennett, M.D.	2001	291,707		15,000	8,500	59,100
President and Chief Operating	2000	264,480		0	8,250	37,300
Officer	1999	244,232		15,000	0	37,300

John A. Montgomery, Ph.D.	2001	102,886		0	5,075	10,000
Senior Vice President, Secretary	2000	109,344	(1)	0	5,467	13,500
and Chief Scientific Officer	1999	192,504		0	5,152	6,500

W. Randall Pittman	2001	201,072		0	8,500	36,900
Chief Financial Officer, Treasurer	2000	189,678		0	8,250	17,000
and Assistant Secretary	1999	1,000	(2)	0	0	45,000

John R. Uhrin	2001	204,360		10,000	8,500	20,800
Vice President, Corporate	2000	192,168		39,000	8,250	16,000
Development	1999	177,540		27,000	8,000	16,000

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(1) Dr. Montgomery became a part-time employee beginning January 1, 2000 and retired as an officer of the Company effective January 31, 2002, but he remains on the Board of Directors.

(2) Mr. Pittman joined the Company as a Consultant to the Chief Executive Officer on December 15, 1999, and assumed the position of Chief Financial Officer, Treasurer and Assistant Secretary on January 10, 2000. On February 4, 2002, Mr. Pittman was appointed Secretary.

(3) Represents the Company contribution to the 401(k) Plan.

Employment and Change in Control Agreements

Charles E. Bugg, Ph.D., entered into a new three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002 (the “Bugg Agreement”). Under the terms of the Bugg Agreement, Dr. Bugg will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg will receive minimum annual compensation of $355,465. The Board may, in its discretion, grant other cash or stock bonuses to Dr. Bugg as an award or incentive. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities. The term of the Bugg Agreement is for three years unless terminated (i) by the Company for cause or (ii) upon the permanent disability of Dr. Bugg. Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company’s 1991 Stock Option Plan. The exact number of shares will be determined by the Plan Administrator, which is presently the Compensation Committee, based on Dr. Bugg’s performance and the results of operations of the Company during such year. Dr. Bugg will receive an additional stock option to purchase 100,000 shares of Common Stock under the Company’s 1991 Stock Option Plan upon submission to the FDA of any new drug application by the Company or any licensee of the Company and another additional stock option to purchase 100,000 shares of Common Stock under the Company’s 1991 Stock Option Plan upon the final approval by the FDA of each such new drug application. The exercise price shall be the fair market value of the Company’s Common Stock on the date such additional stock option is granted. These additional stock options will vest 25% one year after the date of issuance and the remaining 75% will vest at the rate of 1/48th, of the options granted, per month thereafter.

The options may be exercised immediately in the event of a merger or acquisition of the Company. The options may be exercised within 24 months of Dr. Bugg’s death or permanent disability. In the event Dr. Bugg’s employment is terminated for cause he may exercise the options within three months of the date of such termination to the extent such options were exercisable immediately prior to such termination. In the event Dr. Bugg’s employment is terminated for a reason other than cause, death or permanent disability, the options then outstanding shall become immediately exercisable in full.

All options granted to Dr. Bugg pursuant to the Bugg Agreement are intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, except to the extent the portion of such options which become exercisable in any year have an aggregate exercise price in excess of $100,000. All options shall expire no later than ten years from the date of grant.

On May 25, 2001, the Company entered into a change of control agreement with Mr. Pittman. This agreement provides that if, within one year following a change in control of the Company (as defined in the agreement), Mr. Pittman’s employment is terminated in a qualified termination, then he shall receive a severance payment equal to his annual base salary in effect immediately prior to the change in control. For purposes of the agreement, the term “qualified termination” means any involuntary termination of the executive’s employment after the date of a change in control.

Option Grants in 2001

The following table shows, with respect to the Company’s Named Executive Officers, certain information with respect to option grants in 2001. All of the grants were made under the Company’s 1991 Stock Option Plan. BioCryst has not granted any stock appreciation rights.

	Number of Securities Underlying Options	% of Total Options	Exercise Price Per	Expiration	Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Granted	Granted	Share	Date	5%	10%

Charles E. Bugg, Ph.D.	26,700	5.11	$6.09	03/23/2011	$102,327	$259,318
	30,000	5.74	3.59	12/12/2011	67,732	171,646
J. Claude Bennett, M.D.	28,700	5.49	6.09	03/23/2011	109,992	278,742
	30,400	5.82	3.59	12/12/2011	68,635	173,935
John A. Montgomery, Ph.D.	5,000	0.96	6.09	03/23/2011	19,162	48,561
	5,000	0.96	3.59	12/12/2011	11,289	28,608
W. Randall Pittman	22,500	4.31	6.09	03/23/2011	86,231	218,526
	14,400	2.76	3.59	12/12/2011	32,511	82,390
John R. Uhrin	8,000	1.53	6.09	03/23/2011	30,660	77,698
	12,800	2.45	3.59	12/12/2011	28,899	73,236

_________________
(1) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future market price of the Common Stock.

Aggregate Option Exercises in 2001 and Year-end Option Values

The following table shows, with respect to the Company’s Named Executive Officers, the number and value of unexercised options held by the Named Executive Officers as of December 31, 2001.

	Shares Acquired on	Value	Number of Securities underlying Unexercised Options		Values of Securities Underlying Unexercised Options(2)
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles E. Bugg, Ph.D.	0	$0	632,898	137,102	$0	$11,100
J. Claude Bennett, M.D.	0	0	194,704	116,090	0	11,248
John A. Montgomery, Ph.D.	0	0	134,781	28,319	0	1,850
W. Randall Pittman	0	0	26,749	72,151	0	5,328
John R. Uhrin	0	0	74,233	49,467	0	4,736

_________________
(1) The value realized equals the difference between the option exercise price and the fair market value of BioCryst’s common stock at the time of exercise, multiplied by the number of shares for which the option was exercised.

(2) Amounts reflect the net values of outstanding stock options computed as the difference between $3.96 per share (the fair market value at December 31, 2001) and the exercise price therefor.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Company’s compensation program for executive officers is primarily comprised of base salary, periodic bonuses and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical, dental, 401(k), life insurance, disability insurance and vacation plans, which are available to all full-time employees of the Company.

Compensation of executive officers of the Company was based upon individual assessments of the amount of compensation required to attract individuals to fill positions with the Company and motivate such individuals to focus on achieving the objectives of the Company. During 1999, the Compensation Committee retained William M. Mercer, Inc. (“Mercer”), an internationally recognized compensation consulting firm, to perform a thorough review of the Company’s executive compensation program. Mercer also reviewed salary levels and employee benefit programs of all other employees of the Company. Mercer compared the Company’s compensation plans, including cash compensation and stock option grants, to those of a peer group of 21 publicly traded companies in the biotechnology and biopharmaceutical industries. The Compensation Committee used the results of the 1999 Mercer study and information from the Biotechnology Compensation Survey Report 2001 prepared by Radford Associates as factors in determining the appropriateness of executive compensation levels.

The Company strongly believes in tying executive and employee rewards directly to the long-term success of the Company and increases in stockholder value through grants of stock options. The Company also believes that the grant of stock options should be reflective of the Company’s success in meeting objectives established for the Company by the Board and each individual officer’s ability to affect, and contribution toward meeting, such objectives. The stock options awarded to the Company’s executive officers in 2001 were based on a subjective evaluation by the Compensation Committee of the Company’s achievement of objectives for 2001, including, without limitation, working collaboratively with the Company’s former licensee to develop our influenza neuraminidase inhibitor, making progress with respect to its clinical and basic research projects, each individual officer’s contribution to the Company’s achievements of its objectives and the Compensation Committee’s subjective determination of the appropriate level of stock options for persons holding the officer’s position with the Company. No specific relative weight was assigned to any of the factors considered.

Chief Executive Officer

Charles E. Bugg, Ph.D., entered into a new three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002 (the “Bugg Agreement”). Under the terms of the Bugg Agreement, Dr. Bugg will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg will receive minimum annual compensation of $355,465. The Board may, in its discretion, grant other cash or stock bonuses to Dr. Bugg as an award or incentive. Dr. Bugg was not given a bonus for 2001. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities. The term of the Bugg Agreement is for three years unless terminated (i) by the Company for cause or (ii) upon the permanent disability of Dr. Bugg.

Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company’s 1991 Stock Option Plan. The exact number of shares will be determined by the plan administrator, which is presently the Compensation Committee, based on Dr. Bugg’s performance and the results of operations of the Company during such year. Under the Bugg Agreement and his previous employment agreement, Dr. Bugg received options to purchase 56,700 shares of Common Stock in 2001, 55,000 shares of Common Stock in 2000, and 53,300 shares of Common Stock in 1999. In assessing the performance of the Company and Dr. Bugg in determining the number of options to be granted under his contract for 2001, the Compensation Committee relied solely on a subjective evaluation of the Company’s progress with respect to its research projects and Dr. Bugg’s contribution toward these results. No specific criteria were utilized in evaluating such performance, however, and no relative weight was assigned to any specific factors considered. The Compensation Committee did not consider the amount of options held by Dr. Bugg in determining the amount of options to be awarded to him for 2001 under his contract. Such review in 2001 resulted in the Compensation Committee granting Dr. Bugg options to purchase 26,700 shares of Common Stock at $6.09 per share and 30,000 shares of Common Stock at $3.59 per share, the fair market value on the date of each respective grant.

Section 162(m)

The Compensation Committee has reviewed all compensation programs for compliance with Section 162(m) of the Code. Currently, options granted by this Committee are exempt from the $1 million limit on deductibility of executive compensation under the rules.

This report is submitted by the Compensation Committee, consisting of William W. Featheringill (Chairman), Edwin A. Gee, Ph.D., and William M. Spencer, III.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2001 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of Ernst & Young LLP as the Company’s independent auditors.

This report is submitted by the Audit Committee, consisting of William W. Featheringill (Chairman), Edwin A. Gee, Ph.D., and William M. Spencer, III.

Audit and Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for the audit of BioCryst’s consolidated financial statements for the year ended December 31, 2001, including review of the quarterly Form 10-Q’s, were $54,000, and other audit related fees were $2,500.

Financial Information System Design and Implementation Fees

There were no fees billed by Ernst & Young LLP during the year 2001 for financial information system design and implementation.

All Other Fees

Other non-audit services billed to the Company by Ernst & Young LLP were an aggregate of $1,170. The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by the independent accountants in addition to their audit services was compatible with maintaining the independence of Ernst & Young LLP as auditors.

PERFORMANCE GRAPH FOR BIOCRYST Indexed Comparison Since 1996

	Beginning Investment 12/31/96	Investment at 12/31/97	Investment at 12/31/98	Investment at 12/31/99	Investment at 12/31/00	Investment at 12/31/01

BioCryst Pharmaceuticals, Inc.	$100.00	$ 42.75	$ 42.75	$180.15	$ 40.46	$ 24.18
The Nasdaq Stock Market	100.00	122.48	172.72	321.00	193.18	153.19
Nasdaq Pharmaceutical Stocks	100.00	103.05	130.81	246.54	307.49	263.12

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The Performance Graph for BioCryst measures the change in a $100 investment in the Company’s common stock based on a price of $16.375 on December 31, 1996 and its month-end closing price thereafter. BioCryst’s relative performance is then compared with the CRSP Total Return Indexes for The Nasdaq Stock Market (US) and Nasdaq Pharmaceutical Stocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of March 19, 2002 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock:

Name and Address	Amount and Nature Beneficial Ownership (1)		Percent of Class

William W. Featheringill	2,793,171	(2)	15.8%
100 Brookwood Place, #410
Birmingham, Alabama 35209
BVF Partners, LP	1,755,900	(3)	10.0
227 West Monroe Street
Suite 4800
Chicago, Illinois 60606
Johnson & Johnson Development Corporation	918,836	(4)	5.2
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Charles E. Bugg, Ph.D.	761,791	(5)	4.1
William M. Spencer, III	576,025	(6)	3.3
Joseph H. Sherrill, Jr.	461,499	(7)	2.6
J. Claude Bennett, M.D.	231,706	(8)	1.3
John A. Montgomery, Ph.D.	197,105	(9)	1.1
Randolph C. Steer, M.D., Ph.D.	114,200	(10)	*
John R. Uhrin	89,679	(11)	*
Zola P. Horovitz, Ph.D.	67,916	(12)	*
W. Randall Pittman	44,713	(13)	*
Edwin A. Gee, Ph.D.	50,000	(12)	*
All executive officers and directors as a group(11 persons)	5,387,805	(14)	28.0

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(*) Less than one percent.

(1) Gives effect to the shares of Common Stock issuable within 60 days after March 19, 2002 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.

(2) Includes 941,200 shares held by a partnership of which he is a beneficial owner and 62,499 shares issuable upon exercise of stock options.

(3) From Schedule 13G filed with the Company on February 14, 2002, which states that BVF Partners, L.P. , along with its affiliates, controls an aggregate of 1,755,900 shares. According to such schedule, BVF Partners, L.P. and its affiliates have shared voting power with respect to 1,755,900 shares and shared dispositive power with respect to 1,755,900 shares. The names and addresses of BVF Partners, L.P. affiliated companies may be found in the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002.

(4) From Schedule 13G filed with the Company on October 28, 1998, which states that Johnson and Johnson, along with its wholly owned subsidiary Johnson and Johnson Development Corporation, control an aggregate of 918,836 shares. According to such schedule, they both have shared voting power with respect to 918,836 shares and shared dispositive power with respect to 918,836 shares.

(5) Includes 73,138 shares held by a partnership of which he is a beneficial owner and 656,618 shares issuable upon exercise of stock options.

(6) Includes 67,916 shares issuable upon exercise of stock options and 10,000 shares held by Mr. Spencer’s spouse. Mr. Spencer disclaims beneficial ownership of the 10,000 shares held by his spouse.

(7) Includes 348,000 shares held in a trust for his benefit by his father who serves as trustee with investment and voting power, 62,499 shares issuable upon exercise of stock options, 10,000 shares which Mr. Sherrill holds jointly with his spouse, 1,000 shares held by Mr. Sherrill’s son and 10,000 shares held by Mr. Sherrill’s spouse. Mr. Sherrill disclaims beneficial ownership of the 11,000 shares held by his spouse and son.

(8) Includes 214,955 shares issuable upon exercise of stock options..

(9) Includes 140,520 shares issuable upon exercise of stock options and 9,800 shares held by Dr. Montgomery’s spouse. Dr. Montgomery disclaims beneficial ownership of the 9,800 shares held by his spouse.

(10) Includes 100,000 shares issuable upon exercise of stock options.

(11) Includes 85,245 shares issuable upon exercise of stock options.

(12) Represents shares issuable upon exercise of stock options.

(13) Includes 39,300 shares issuable upon exercise of stock options.

(14) See Notes (1) through (13).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires the Company’s officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Form 5s were required for those persons, the Company believes that during 2001 its Reporting Persons were in compliance with all applicable filing requirements.

CERTAIN TRANSACTIONS

Dr. Bugg, an executive officer and Director of the Company, is a Professor Emeritus of UAB and is paid an annual stipend of $8,040 by UAB. The Company paid $176,434 to UAB in 2001 for conducting certain clinical trials, research and data input.

Dr. Montgomery, a Director and formerly an executive officer of the Company, is also a former executive officer of SRI. The Company paid $40,726 to SRI in 2001 for certain research, laboratory rental and supplies. Dr. Montgomery is currently a Distinguished Scientist at SRI and was paid $2,725 by SRI in 2001 for various consulting services and $81,257 in royalties, both unrelated to the services performed by SRI for the Company.

Johnson & Johnson Development Corporation owns 918,836 shares of our Common Stock, which represents 5.2% of our Common Stock. Johnson & Johnson Development Corporation, The R.W. Johnson Pharmaceutical Research Institute (“RWJPRI”) and Ortho-McNeil Pharmaceutical, Inc. (“Ortho-McNeil”) are all Johnson & Johnson companies. In September 1998, the Company entered into an exclusive worldwide license agreement with RWJPRI and Ortho-McNeil to develop and market our proprietary influenza neuraminidase inhibitors. The Company received an initial $6.0 million payment from Ortho-McNeil and an additional $6.0 million common stock equity investment from Johnson & Johnson Development Corporation. In June 1999, we received a $2.0 million milestone payment from Ortho-McNeil in connection with the initiation of Phase II clinical testing in the United States and, in February 2000, the Company received a $4.0 million milestone payment from RWJPRI in connection with the initiation of Phase III clinical testing. The Company also received $0 in 2001, $787,865 in 2000 and $499,680 in 1999 for various projects the Company performed for RWJPRI. Termination of this agreement by RWJPRI and Ortho-McNeil was final on September 21, 2001, and all rights to our drug candidate, peramivir, and all other potential compounds were returned to the Company.

INDEPENDENT AUDITORS

The principal independent public accounting firm used by the Company during the fiscal year ended December 31, 2001 was Ernst & Young LLP. It is currently anticipated that Ernst & Young LLP will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2002. The Company anticipates that a representative of Ernst & Young LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, this representative will be afforded an opportunity to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company by December 5, 2002 to be considered for inclusion in the Company’s proxy statement relating to such meeting.

A stockholder must notify the Company before February 18, 2003 of a proposal for the 2003 Annual Meeting which the stockholder intends to present other than by inclusion in the Company’s proxy material. If the Company does not receive such notice prior to February 18, 2003, proxies solicited by the Board of Directors of the Company will confer discretionary authority upon the proxies for the Board of Directors of the Company to vote upon any such matter.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 was mailed with this Proxy Statement. If you did not receive a copy, you may obtain one without charge from W. Randall Pittman, the Chief Financial Officer and Secretary of the Company.

BY ORDER OF THE BOARD OF DIRECTORS W. Randall Pittman, Secretary

Birmingham, Alabama April 3, 2002 16

BioCryst Pharmaceuticals, Inc. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR

1.	ELECTION OF DIRECTORS (for terms as described in the Proxy Statement of the Company relating to the 2002 Annual Meeting.)	For All [ ]	Withhold All [ ]	For All Except [ ]	To withhold authority to vote, mark “For ALL Except” and write the nominee’s number on the line below ——————————

Nominees:	01)William W. Featheringill 02) Joseph H. Sherrill, Jr. 03) William M. Spencer, III

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN

2.	AMENDMENTS TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN (as described in the Proxy Statement of the Company relating to the 2002 Annual Meeting.)	For [ ]	Against [ ]	Abstain [ ]

3.	In their discretion, upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS AND FOR THE AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN.

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and if more than one, all should sign. If a stockholder is a corporation, please sign full corporate name by an authorized officer.

SIGNATURE__________________DATE_____	SIGNATURE__________________DATE_____

BIOCRYST PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – MAY 15, 2002

(This Proxy is Solicited by the Board of Directors)

The undersigned stockholder of BioCryst Pharmaceuticals, Inc. hereby appoints Charles E. Bugg and W. Randall Pittman, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, on May 15, 2002, at 3:00 P.M., Central Daylight Time, or any adjournment thereof.

(To be Signed on Reverse Side)